As filed with the Securities and Exchange Commission on April 18, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SRS LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0714264
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

2909 Daimler Street

Santa Ana, California  92705

(Address of Principal Executive Offices)

SRS LABS, INC.

AMENDED AND RESTATED

1996 LONG-TERM INCENTIVE PLAN, AS AMENDED

(Full title of the plan)

Ulrich Gottschling

Chief Financial Officer, Treasurer  and Secretary

SRS Labs, Inc.

2909 Daimler Street

Santa Ana, California 92705

 (Name and address of agent for service)

(949) 442-1070

(Telephone number, including area code, of agent for service)

Copies of all communications to:

John F. Della Grotta, Esq.

Paul, Hastings, Janofsky & Walker LLP

Seventeenth Floor

695 Town Center Drive

Costa Mesa, California 92626-1924

(714) 668-6200

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered		Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common Stock, $.001 par value	1,500,000 shares	(2)	$5.99	$8,985,000	$961.40

(1)  In accordance with Rule 457(h)(1), the price of the securities has been estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee, and the price listed is the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq National Market on April 13, 2006 (a date within 5 business days prior to the date of filing this Registration Statement).

(2)  Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares of the Registrant’s Common Stock with respect to the shares registered hereunder in the event of a stock split, stock dividend or similar transaction.

STATEMENT UNDER GENERAL INSTRUCTION E.

REGISTRATION OF ADDITIONAL SECURITIES

EXPLANATORY NOTE

The shares covered by this Registration Statement represent 1,500,000 additional shares of Common Stock, $.001 par value per share, of the Registrant that have become available for issuance under the SRS Labs, Inc. Amended and Restated 1996 Long-Term Incentive Plan, as amended, as a result of an amendment, which was approved by the Registrant’s stockholders, increasing the number of shares authorized for issuance thereunder from 7,000,000 to 8,500,000. Such amendment, among other things, is reflected in the SRS Labs, Inc. Amended and Restated 1996 Long-Term Incentive Plan, as amended, which is included as Exhibit 4.3 attached hereto. Unless otherwise noted herein, the contents of the Registrant’s Form S-8 Registration Statements (File Nos. 333-18981 (including post amendments thereto), 333-29153, 333-63493 and 333-46126) relating to the SRS Labs, Inc. Amended and Restated 1996 Long-Term Incentive Plan, as amended, are incorporated by reference into this Registration Statement.

PART II

Item 8. Exhibits.

4.1

Certificate of Incorporation of the Company, certified by the Delaware Secretary of State on June 27, 1996, previously filed with the U.S. Securities and Exchange Commission (the “Commission”) as Exhibit 3.1 to the Company’s Registration Statement on Form SB-2, specifically included in Amendment No. 1 to such Registration Statement filed with the Commission on July 3, 1996, Registration No. 333-4974-LA, which is incorporated herein by reference.

4.2

Bylaws of the Company, previously filed with the Commission as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 1999, filed with the Commission on November 12, 1999, which is incorporated herein by reference.

4.3

SRS Labs, Inc. Amended and Restated 1996 Long-Term Incentive Plan, as amended, previously filed as Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 3, 2005, which is incorporated herein by reference.

4.4

Form of Non-Employee Director Stock Option Agreement under the SRS Labs, Inc. Amended and Restated 1996 Long-Term Incentive Plan, as amended, previously filed as Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed with the Commission on February 3, 2005, which is incorporated herein by reference.

4.5

Form of Nonqualified Stock Option Agreement under the SRS Labs, Inc. Amended and Restated 1996 Long-Term Incentive Plan, as amended, previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on April, 4, 2005, which is incorporated herein by reference.

4.6

Form of Nonqualified Stock Option Agreement under the SRS Labs, Inc. Amended and Restated 1996 Long-Term Incentive Plan, as amended, previously filed as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the Commission on August18, 2005, which is incorporated herein by reference.

4.7

Form of Nonqualified Stock Option Agreement under the SRS Labs, Inc. Amended and Restated 1996 Long-Term Incentive Plan, as amended, previously filed as Exhibit 99.8 to the Registrant’s Current Report on Form 8-K filed with the Commission on January 18, 2006, which is incorporated herein by reference.

5.1	Opinion of Paul, Hastings, Janofsky & Walker LLP regarding the legality of the securities being registered hereunder.

23.1	Consent of Paul, Hastings, Janofsky & Walker LLP (included as part of Exhibit 5.1).

23.2	Consent of BDO Seidman, LLP, independent registered public accounting firm.

24	Power of Attorney (set forth on the Signature Page).

Item 9. Undertakings

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to
Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§ 239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (§ 239.13 of this chapter) or Form F-3 (§ 239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§ 230.424 (b) of this chapter) that is part of the registration statement.

(C) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 (§ 239.11 of this chapter) or Form S-3 (§ 239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§ 239.1100(c)).

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F (17 CFR 249.220f) at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (§ 239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or §210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (§ 230.430B of this chapter):

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424 (b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415 (a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, (§ 230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on April 17, 2006.

SRS LABS, INC.

By:	/s/ THOMAS C.K. YUEN
Thomas C.K. Yuen
Chairman of the Board and Chief
Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas C.K. Yuen and Ulrich Gottschling and each of them singly, such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities (including such person’s capacity as a director and/or officer of SRS Labs, Inc.), to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ THOMAS C. K. YUEN	Chairman of the Board and Chief Executive Officers and a Director (Principal Executive Officer)	April 17, 2006
Thomas C. K. Yuen

/s/ Ulrich Gottschling	Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)	April 17, 2006
Ulrich Gottschling

/s/ David R. Dukes	Director
David R. Dukes		April 17, 2006

/s/ Winston E. Hickman	Director
Winston E. Hickman		April 17, 2006

/s/ Carol L. Miltner	Director
Carol L. Miltner		April 17, 2006

/s/ Sam Yau	Director
Sam Yau		April 17, 2006

INDEX TO EXHIBITS

4.1

Certificate of Incorporation of the Company, certified by the Delaware Secretary of State on June 27, 1996, previously filed with the U.S. Securities and Exchange Commission (the “Commission”) as Exhibit 3.1 to the Company’s Registration Statement on Form SB-2, specifically included in Amendment No. 1 to such Registration Statement filed with the Commission on July 3, 1996, Registration No. 333-4974-LA, which is incorporated herein by reference.

4.2

Bylaws of the Company, previously filed with the Commission as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 1999, filed with the Commission on November 12, 1999, which is incorporated herein by reference.

4.3

SRS Labs, Inc. Amended and Restated 1996 Long-Term Incentive Plan, as amended, previously filed as Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 3, 2005, which is incorporated herein by reference.

4.4

Form of Non-Employee Director Stock Option Agreement under the SRS Labs, Inc. Amended and Restated 1996 Long-Term Incentive Plan, as amended, previously filed as Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed with the Commission on February 3, 2005, which is incorporated herein by reference.

4.5

Form of Nonqualified Stock Option Agreement under the SRS Labs, Inc. Amended and Restated 1996 Long-Term Incentive Plan, as amended, previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on April, 4, 2005, which is incorporated herein by reference.

4.6

Form of Nonqualified Stock Option Agreement under the SRS Labs, Inc. Amended and Restated 1996 Long-Term Incentive Plan, as amended, previously filed as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the Commission on August18, 2005, which is incorporated herein by reference.

4.7

Form of Nonqualified Stock Option Agreement under the SRS Labs, Inc. Amended and Restated 1996 Long-Term Incentive Plan, as amended, previously filed as Exhibit 99.8 to the Registrant’s Current Report on Form 8-K filed with the Commission on January 18, 2006, which is incorporated herein by reference.

5.1	Opinion of Paul, Hastings, Janofsky & Walker LLP regarding the legality of the securities being registered hereunder.

23.1	Consent of Paul, Hastings, Janofsky & Walker LLP (included as part of Exhibit 5.1).

23.2	Consent of BDO Seidman, LLP, independent registered public accounting firm.

24	Power of Attorney (set forth on the Signature Page).